Exhibit 9

                                  Law Offices
                                 McAfee & Taft
                           A Professional Corporation
                       10th Floor, Two Leadership Square
                               211 North Robinson
                       Oklahoma City, Oklahoma 73102-7103
                                 (405) 235-9621 Fax (405) 235-0439
                           http://www.mcafeetaft.com

                                 April 26, 2004


American Fidelity Assurance Company
2000 North Classen Boulevard
Oklahoma City, Oklahoma  73106

                                  Re:  American Fidelity Separate
                                       Account C - Post Effective Amendment
                                       No. 1 to Form N-4 Registration Statement
                                       (Nos. 333-103492 and 811-21313)

Ladies and Gentlemen:

     You have requested our opinion in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendment No. 5 to the above-referenced Registration Statement on Form N-4 for the 457(b) Variable Annuity contract (the "Contract") to be issued by American Fidelity Assurance Company ("AFA") and its separate account, American Fidelity Separate Account C.

     We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based on the foregoing, we are of the opinion that:

     (1) American Fidelity Separate Account C is a separate account as the term is defined in Section 2(a)(37) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission pursuant to Section 8(a) of the Act.

     (2) The Contract and the interests therein will be legally issued in accordance with the Prospectus contained in the Registration Statement and in compliance with applicable state insurance law and will represent binding obligations of AFA, provided that the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

     You may use this opinion letter as an exhibit to the Registration Statement. We consent to the reference to our firm under the caption "Legal Opinion" contained in the Statement of Additional Information which forms a part of the above-referenced Registration Statement.

                                            Very truly yours,

                                            McAFEE & TAFT A PROFESSIONAL
                                              CORPORATION